Agreement

CONFIDENTIAL

Agreement between A5 Laboratories Inc. and Zabolotny
Institute of Microbiology for production of interferon based products

This agreement (the “Agreement”) sets out the principal terms and conditions upon which Zabolotny Institute of Microbiology (“Zabolotny”) is willing to enter into an exclusive `commercial relationship with A5 Laboratories Inc. (“A5 Labs”) with respect to production of interferon products using A5 Labs production technology.

Each of A5 Labs and Zabolotny may be referred to as a “party” or collectively as the “parties”. The parties agree as follows:

1.	Product(s)	Natural source interferon-based products

2.	Zabolotny’s Responsibilities	Notwithstanding any specific obligations set out in this Letter, in general terms Zabolotny will:

(a)	be responsible for production of interferon based- products;

(b)	Laboratory scale production of bovine or porcine interferon;

1.	For technology development and refinement of 1 liter interferon (approximately 50000 doses):

- interferon of porcine
- interferon of bovine

2.	If necessary, by transfer of know-how interferon can be elaborated in Canada or other countries.

(c)	Scale up production of bovine and porcine interferon;

(d)	other responsibilities as may be added by mutual consent of the parties.

3.	A5 Labs’	Notwithstanding any specific obligations set out in this
	Responsibilities	Letter, in general terms A5 Labs will:

(a)	be responsible for providing the technology for the production of natural source interferon;

(b)	Provide necessary financing for the development, registration and marketing of interferon products in the Territory;

(c)	promote and market the Products in the territory;

(d)	other responsibilities as may be added by mutual consent of the parties.

4.	Termination	Standard termination provisions including:

(a)	mutual consent;

(b)	the insolvency of either party; or

(c)	breach of this Letter or warranties.

5.	Pricing	Pricing policies and strategies for the products shall be made jointly by both of the parties.

6.	Confidentiality

The parties agree that this Letter and its contents are confidential and further agree that neither party shall disclose this Letter’s existence or content to anyone except for Zabolotny and/or A5 Labs’s Board of Director or their necessary advisors and as required by securities regulation. Any public communication with respect to this Letter must be approved by both parties.

7.	Governing Law	Canada and Ukraine.

Zabolotny Institute of microbiology

/s/Acad. V. S. Pidgorskii
Prof Dr. Acad. V. S. Pidgorskii

  “I have authority to bind the corporation.”

* * * * *

Acceptance:
I hereby accept the terms and conditions of this Agreement on behalf of A5 Labs Inc.

Per:	/s/ Richard Azani
Dr. Richard Azani
President & CEOA5 LABS Labs Inc.

“I have authority to bind the corporation